Exhibit 107

Calculation of Filing Fee Tables
Schedule 13E-3
(Form Type)
Eargo, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Transaction Valuation
	Transaction valuation		Fee Rate	Amount of Filing Fee
Fees to be Paid	$12,808,583.70	(1)	0.00014760	$1,890.55	(2)
Fees Previously Paid	$0			$0	(3)
Total Transaction Valuation	$53,152,896.15
Total Fees Due for Filing				$0
Total Fees Previously Paid				$0
Total Fee Offsets				$1,890.55
Net Fee Due				$0
Table 2: Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		PREM 14A	001-39616	November 21, 2023		$1,890.55
Fee Offset Sources	Eargo, Inc.	PREM 14A	001-39616		November 21, 2023		$1,890.55	(3)
(1)
For purposes of calculating the fee only, this amount is based upon the aggregate number of shares of common stock to which this transaction applies, which is 5,022,974 shares, which consists of (a) 4,941,090 shares of common stock, par value $0.0001 per share, entitled to receive the per share merger consideration of $2.55 and (b) 81,884 shares of common stock underlying Company restricted stock unit awards entitled to receive the per share merger consideration of $2.55 in the form of a cash replacement award.

(2)
The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(b)(1), was calculated based on the sum of (a) the product of 4,941,090 shares of common stock and the per share merger consideration of $2.55 and (b) the product of 81,884 shares of common stock underlying Company restricted stock unit awards and the per share merger consideration of $2.55. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.00014760.

(3)	The Company previously paid $1,890.55 upon the filing of its Preliminary Proxy Statement on Schedule 14A on November 21, 2023 in connection with the transaction reported hereby.